UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(800)	606-3610
(Registrant’s telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock	$0.01 par value per share (VEREIT, Inc.)	VER PRF	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.		VEREIT Operating Partnership, L.P.
Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐ VEREIT Operating Partnership, L.P. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 23, 2021, the Board of Directors (the “Board”) of VEREIT, Inc. (the “Company”) appointed each of Priscilla Almodovar and Susan Skerritt to the Board as independent members of the Board, effective (the “Effective Date”) immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”). As of the date of this report, the Board has not determined which Board committees Mses. Almodovar and Skerritt will serve on.

In accordance with the Company’s non-employee director compensation policy, Mses. Almodovar and Skerritt will be entitled to receive an annual cash retainer of $70,000 per annum, an annual equity retainer of $125,000 per annum (each prorated based on service in 2021) in the form of fully vested deferred stock units subject to a three-year holding period requirement and granted pursuant to the VEREIT, Inc. Equity Plan (the “Plan”), fees for membership on any Board committee to which they are appointed, and excess meeting fees of $1,500 per meeting of the Board or of a Board committee attended that is in excess of ten meetings in a calendar year for the Board or the respective committee.

The Company also expects to enter into its standard director indemnification agreement with each of Mses. Almodovar and Skerritt, the form of which is described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2015.

There is no arrangement or understanding between Mses. Almodovar and Skerritt and any other person pursuant to which either Ms. Almodovar or Ms. Skerritt was selected as a director. Neither Ms. Almodovar nor Ms. Skerritt has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additional information about these events is contained in the press release issued by the Company on February 23, 2021, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Information set forth herein contains forward-looking statements which reflect the Company’s expectations regarding future results, events and plans, including expectations regarding the appointment of Mses. Almodovar and Skerritt and the filing of the Company’s Form 10-K. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond Company’s control, that could cause actual events and plans or could cause Company’s business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include the risks and uncertainties detailed from time to time in Company’s filings with the SEC, which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements contained in this press release whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Date: February 23, 2021